Contact:	Investors: Progenics Pharmaceuticals, Inc. Richard W. Krawiec, Ph.D. VP, Corporate Affairs (914) 255-3196 rkrawiec@progenics.com	Media: Aline Schimmel WeissComm Partners (212) 301-7218

PROGENICS PRESENTS ADDITIONAL POSITIVE CLINICAL RESULTS FOR HIV-ENTRY INHIBITOR PRO 140 AT INTERNATIONAL AIDS MEETING

– Significant and prolonged viral load reduction in HIV-infected individuals after treatment with single-dose of CCR5 monoclonal antibody PRO 140  –

– Subcutaneous form of PRO 140 developed for phase 2 clinical testing –

Sydney, Australia– July 25, 2007 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today presented new findings from a phase 1b clinical trial of PRO 140 in individuals infected with the human immunodeficiency virus (HIV), the causative agent of AIDS.  At the 4th International AIDS Society (IAS) Conference on HIV Pathogenesis, Treatment and Prevention in Sydney, Australia, William C. Olson, Ph.D., Progenics’ Vice President, Research and Development, expanded upon top-line PRO 140 results announced in May 2007 in an oral presentation entitled, “Antiviral Effects and Tolerability of the CCR5 Monoclonal Antibody PRO 140: A Proof of Concept Study in HIV-Infected Individuals.” In addition to the clinical results presented for intravenously administered PRO 140, the Company also reported positive preclinical findings for a subcutaneous form of PRO 140 which will be advanced into clinical trials later this year. IAS plans to webcast this late-breaker-session presentation live, and the archive of the audio and accompanying slides of the presentation can be accessed at:  www.ias2007.org/pag/PSession.aspx?s=151.

New results from phase 1b study

In May 2007, Progenics announced positive top-line results from the phase 1b study, the first clinical trial of PRO 140 in HIV-infected individuals.  This study examined single, escalating, intravenous doses of 0.5 mg/kg, 2.0 mg/kg, or 5.0 mg/kg of PRO 140 monotherapy or placebo. All patients were screened prior to the study for the presence of virus that utilizes only CCR5 as the entry co-receptor.  PRO 140 demonstrated potent, prolonged, dose-dependent and highly statistically significant viral-load reductions (as measured by plasma HIV RNA).

New data from the phase 1b trial presented today included the detailed kinetics of the antiviral effects, which are illustrated in the following figure.  In the high-dose group, significant viral load reductions were observed four days after dosing (Day 5), and the average viral load reduction was>97% (1.5 log10, p<0.0001) at each of Days 8, 10 and 12.  Viral load reductions of this magnitude have not been reported for a single dose of any other HIV drug.

Placebo
0.5 mg/kg
2 mg/kg
5 mg/kg
Mean Log10 Change in HIV RNA
0.5
0.0
-0.5
-1.0
-1.5
-2.0
68%
90%
97%
99%
+ p ≤ 0.01
++ p ≤ 0.001
+++ p ≤ 0.0001
0
10
20
30
40
50
60
Days

                                    Antiviral effects of single-dose PRO 140.  A single 5 mg/kg infusion reduced HIV RNA levels by 1.70 log10 (98.0%, p<0.0001) on average at Day 10. Click here for a gallery of images.

The presentation also described new findings from the phase 1b study on PRO 140’s antiviral activity as well as its effects on the immune system:

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For individuals receiving the 5 mg/kg dose of PRO 140, there was a positive trend towards increased numbers of CD4+ T-cells.  At Day 8, there was an average increase from baseline of 129 cells/mm3 (29%, p=0.055) and levels remained elevated for three weeks post-treatment.  CD4+ T-cells are major targets of HIV infection, and the number of circulating CD4+ T-cells serves as a key clinical indicator of immune status in HIV-infected individuals. CD4+ T-cell counts are an established surrogate marker for monitoring the course of HIV therapy over time.

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Tropism testing was performed to assess HIV’s dependence on CCR5 before and after PRO 140 treatment. For subjects receiving a single dose of PRO 140, tropism test results showed no change relative to placebo.

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There was no significant change in blood levels of RANTES (regulated upon activation, normal T-cell expressed and secreted) after PRO 140 treatment. RANTES is a chemokine molecule that is produced naturally by the body and binds to CCR5 on immune system cells. These findings suggest that a single dose of PRO 140 did not disrupt normal immune function at the doses tested in this phase 1b study.

Additional clinical results from the phase 1b study will be presented in an oral presentation in a plenary session on Tuesday, September 18, 2007 at the Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) in Chicago.

Next steps for PRO 140

To date, Progenics has conducted clinical studies of PRO 140 using an intravenous formulation. New results presented today included the development of a proprietary subcutaneous (SC) formulation of PRO 140. Preclinical studies demonstrated the feasibility of administration and favorable bioavailablity of the SC formulation of PRO 140 in animals.  Based on these findings, the Company plans to advance the SC formulation of PRO 140 into clinical trials later this year, with the goal of developing a long-acting, self-administered therapy for HIV infection.

Separately, in a poster session at the conference, Progenics also presented in vitro results showing that PRO 140 was active against wild-type HIV as well as strains of the virus that are resistant to all approved classes of HIV drugs, including protease inhibitors, nucleoside analog reverse transcriptase inhibitors, non-nucleoside reverse transcriptase inhibitors, and the fusion inhibitor enfuvirtide.  The in vitro findings suggest that PRO 140 may have utility in both antiretroviral treatment-experienced and treatment naïve individuals.

Previously announced top-line results of phase 1b study of PRO 140

Top-line results announced in May 2007 from the phase 1b trial showed at the highest dose level, PRO 140 reduced plasma HIV RNA levels by 98.5% (1.83 log10, p<0.0001) on average, with maximum reductions ranging to 99.7% (2.5 log10). Reductions in viral load of greater than 90% (1.0 log10) on average persisted for at least two weeks after dosing PRO 140 at 5 mg/kg. In the highest dose treatment group, 100% (p<0.0001) of patients experienced at least a 90% reduction in HIV RNA.  PRO 140 was generally well tolerated and no drug-related serious adverse events were reported in this study. These findings established proof of concept for PRO 140 as a potent antiretroviral agent with extended activity following a single dose.

Phase 1b study design

The multi-center, double-blind, randomized, placebo-controlled phase 1b trial examined three single intravenous, escalating doses of PRO 140: 0.5 mg/kg, 2 mg/kg and 5 mg/kg. The study was conducted at 10 sites in the United States. HIV-infected individuals were eligible to participate in the trial if they had received no antiretroviral therapy within the preceding three months and had viral loads (plasma HIV RNA levels) greater than or equal to 5,000 copies/mL. All patients were screened prior to the study for the presence of virus that utilizes only CCR5 as the entry co-receptor. A total of 39 subjects were enrolled in and completed the study. Of the 13 subjects in each cohort, 10 received PRO 140 and three received placebo. The primary efficacy endpoint was the reduction in plasma HIV RNA levels as measured by the Roche Amplicor assay.

About PRO 140

PRO 140 is a humanized monoclonal antibody discovered by Progenics’ scientists that binds CCR5 on immune system cells and shields the cells from HIV infection. CCR5 is a receptor for chemokines, members of a family of soluble factors that direct the migration of immune cells towards sites of inflammation in the body. Progenics and its collaborators discovered the role of CCR5 in HIV infection in 1996.

In laboratory studies, PRO 140 has demonstrated potent, broad-spectrum antiviral activity against over 100 genetically diverse HIV strains isolated directly from infected individuals, which use the CCR5 entry receptor. In these preclinical models, PRO 140 was shown to protect both primary T-cells and macrophages, immune system cells that provide the major targets for HIV infection in vivo. In the laboratory, PRO 140 has shown synergistic activity when combined with small-molecule CCR5 antagonists in development and also inhibited viruses that were resistant to small-molecule CCR5 antagonists. Unlike other CCR5 entry inhibitors currently in development, PRO 140 inhibits HIV entry at concentrations that do not block the natural activity of CCR5 in vitro.

PRO 140 has been designated a Fast Track product by the United States Food and Drug Administration (FDA) for the treatment of HIV infection.  The FDA Fast Track Development Program facilitates development and expedites regulatory review of drug candidates intended to address an unmet medical need for serious or life-threatening conditions. With Fast Track designation for PRO 140, Progenics can take advantage of several programs at FDA to streamline the regulatory review process and to work more closely with the Agency on product development plans.

Progenics gratefully acknowledges the development funding it has received for PRO 140 from the National Institute of Allergy and Infectious Diseases of the National Institutes of Health.

About the Company

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company has three product candidates in clinical development and several others in preclinical development. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative bowel dysfunction. In March 2007, the Company submitted a New Drug Application to the United States Food and Drug Administration for the subcutaneous formulation of methylnaltrexone for patients suffering from opioid-induced constipation while receiving palliative care. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV entry coreceptor CCR5, which has completed phase 1b clinical studies with positive results. In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immunotherapies for prostate cancer, including a human monoclonal antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA and has a recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

DISCLOSURE NOTICE: The information contained in this document is current as of July 25, 2007. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words "anticipates"' "plans"' "expects" and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor's Note:

Additional information on Progenics available at http://www.progenics.com.

Progenics’ PRO 140 animations can be viewed at http://www.progenics.com/ani2.cfm